Exhibit 10.10

DAVID RECTOR

1640 Terrace Way	Phone: (925) 930-0100
Walnut Creek, CA 94597	e-mail: usendme1@pacbell.net

April 11, 2016

Mr. Jim Wemett, CEO/President

NaturalNano, Inc.

Dear Mr. Wemett:

Please be advised effectively immediately that I resign my post as a Director of NaturalNano, Inc. This is not from any disagreement with management. Thank you.

David Rector